Exhibit 10.2

LOAN AGREEMENT AMENDMENT AND CONSENT

THIS LOAN AGREEMENT AMENDMENT AND CONSENT (this “Agreement”), made as of August 16, 2018, by and among BANK OF AMERICA, N.A. (“Bank”); ENERGY RESOURCES 12, L.P., a Delaware limited partnership (“Borrower”); and GLADE M. KNIGHT and DAVID S. MCKENNEY (the “Guarantors”), recites and provides as follows:

RECITALS:

WHEREAS, Bank extended credit to Borrower (the “Loan”) pursuant to that certain Loan Agreement dated as of January 16, 2018 by and between Borrower and Bank (as modified or amended from time to time, the “Loan Agreement”);

WHEREAS, as of the date hereof, the outstanding principal balance of the Loan is Fifteen Million and No/100 Dollars ($15,000,000.00);

WHEREAS, in connection with the Loan Agreement and the other loan documents evidencing, securing or otherwise executed in connection with the Loan (collectively, as modified or amended from time to time, the “Loan Documents”), each Guarantor has executed (a) a Continuing and Unconditional Guaranty of even date with the Loan Agreement in favor of Bank, and (b) an Agreement to Maintain Liquid Assets of even date with the Loan Agreement (as any of the foregoing may have been modified or amended from time to time, the “Guarantor Documents”);

WHEREAS, Borrower intends to obtain an extension of credit from a lender syndicate led by Bank SNB, a Division of Simmons Bank, as agent (“Simmons Bank”) under terms more particularly described in that certain Term Sheet dated August 1, 2018 and issued to Borrower by Simmons Bank, a copy of which is attached hereto as Exhibit A (the “Simmons Credit Transaction”);

WHEREAS, Borrower and Guarantors have asked Bank to (a) consent to the Simmons Credit Transaction, and (b) make certain modifications to the Loan Agreement; and

WHEREAS, as a voluntary accommodation to Borrower and Guarantors, Bank has agreed to enter into this Agreement.

AGREEMENT:

NOW, THEREFORE, Bank, Borrower and Guarantors, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the foregoing, do hereby agree as follows:

1.     Conditions Precedent to Effectiveness. This Agreement shall not be effective unless each of the following conditions shall have been satisfied: (a) Borrower and Guarantors shall have executed and delivered to Bank this Agreement; (b) Bank shall have executed this Agreement; and (c) Borrower shall have paid to Bank all fees due and payable in connection with this Agreement, including, without limitation, all administrative expenses, legal fees (including attorneys’ fees) and/or out-of-pocket expenses.

2.      Modifications. Upon satisfaction of the foregoing conditions precedent, the Loan Agreement shall be, without further act or deed, modified and amended as follows:

(a)        Section 1.3(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following text:

The Borrower will repay in full any principal, interest or other charges outstanding under this facility no later than April 15, 2019.

(b)        The Bank address appearing on Page 13 of the Loan Agreement (to which notices to Bank should be delivered) is hereby replaced with the following address:

Bank of America, N.A.

Document Retention – GFS

NC1-001-05-13

One Independence Center

101 North Tryon St

Charlotte, NC 28255-001

3.      Consent. Section 5.7 of the Loan Agreement prohibits Borrower from consummating the Simmons Credit Transaction without the written consent of Bank. Borrower and Guarantors hereby request that Bank consent to the Simmons Credit Transaction, and Bank hereby consents thereto in consideration of the following mutual understandings:

(a)     Except as set forth in Section 2 hereinabove, nothing contained in this Agreement shall be deemed or construed by Borrower, Guarantors or any other party whatsoever as a modification or amendment of any other term or provision of any Loan Document. In amplification of the foregoing, notwithstanding any of the terms or provisions associated with Borrower’s undertakings under the Simmons Credit Transaction, Bank has not expressly or impliedly agreed to extend the maturity date beyond the date set forth in Section 2 hereinabove. A failure to repay the Loan in full on or before that date shall constitute an event of default under the Loan Documents, entitling Bank to exercise rights or remedies available to it under contract or by law.

(b)     Borrower shall not enter into any modifications or amendments of the Simmons Credit Transaction that would limit, restrict or impair Borrower’s ability to repay the Loan in accordance with its terms, either on a regular monthly basis or at maturity.

(c)     Nothing contained in this Agreement shall be deemed or construed, by Borrower, Guarantors or any other party whatsoever, as an agreement to permit any Guarantor to guaranty the Simmons Credit Transaction.

(d)     Borrower shall promptly notify Bank of any written declaration of default under the Simmons Credit Transaction or any attempt by Simmons Bank to enforce rights or remedies thereunder. Borrower and Guarantors acknowledge and agree that, pursuant to Section 6.4 of the Loan Agreement, a default under the Simmons Credit Transaction shall constitute an event of default under the Loan and Loan Documents.

(e)     The consent set forth in this Section 3 shall be effective solely with respect to the Simmons Credit Transaction in this specific instance only.

4.     Representations and Warranties. Borrower and Guarantors each hereby represent and warrant that no event of default has occurred and is continuing, or would exist with notice or the lapse of time or both, under any of the Loan Documents, and that all representations and warranties herein and in the other Loan Documents are true and correct in all material respects.

5.     Non-Impairment. Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in the Loan Agreement or affect or impair any rights, powers, or remedies of Bank, it being the intent of the parties hereto that the provisions of the Loan Agreement shall continue in full force and effect except as expressly modified hereby.

6.     Integration. It is mutually agreed by and between the parties hereto that this Agreement shall become a part of the Loan Agreement by reference and that nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Loan Agreement, except as herein amended, nor affect or impair any rights, powers or remedies under the Loan Agreement, as hereby amended. Furthermore, Bank does hereby reserve all rights and remedies it may have against all parties who may be or may hereafter become primarily or secondarily liable for the repayment of the indebtedness evidenced by the Loan Agreement, as hereby amended, in addition to any other rights and remedies Bank may have under the Loan Documents.

7.     Ratification. Borrower promises and agrees to pay the indebtedness described in the Loan Agreement, as hereby amended, in accordance with the terms thereof and agrees to perform all of the requirements, conditions and obligations under the terms of the Loan Agreement, as hereby modified and amended, said documents being hereby ratified and affirmed. Borrower expressly agrees that the Loan and Loan Documents are in full force and effect and that Borrower has no right to setoff, counterclaim or defense thereunder or to the payment of any sums described therein. Any reference contained in the Loan Agreement, as amended herein, or in any other Loan Document to the Loan Agreement shall hereinafter be deemed to refer to such document as amended hereby.

8.     Joinder by Guarantors. Guarantors join in the execution of this Agreement as evidence of their knowledge of the provisions hereof and their consent to the modifications herein made. Guarantors do hereby confirm, ratify and reaffirm the obligations contained in the Guarantor Documents. Guarantors do further confirm that they have no right of set-off, counterclaim or defense to the obligations contained in the Guarantor Documents. Any and all references in the Guarantor Documents to the Loan Agreement shall hereinafter be deemed to refer to the Loan Agreement as amended hereby.

9.     Fees and Expenses. This Agreement shall be closed without cost to Bank and all expenses incurred in connection with this closing (including, without limitation, all attorneys’ fees) are to be paid by Borrower and/or Guarantors. Bank is not providing legal advice or services to Borrower or Guarantors.

10.     Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflict of laws.

11.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of any assignee or the respective heirs, executors, administrators, successors and assigns of the parties hereto.

12.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute any of such counterparts.

[SIGNATURE PAGE FOLLOWS]

LOAN AGREEMENT AMENDMENT AND CONSENT

[SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement has been executed under seal by the parties hereto and delivered on the date and year first above written.

BORROWER:

ENERGY RESOURCES 12, L.P.,
a Delaware limited partnership

By:     Energy Resources 12 GP, LLC,

a Delaware limited liability company

     By:       /s/ Glade M. Knight                (SEAL)

     Name: Glade M. Knight

     Title:   Chief Executive Officer

GUARANTORS:

/s/ Glade M. Knight                     (SEAL)

GLADE M. KNIGHT

/s/ David S. McKenney               (SEAL)

DAVID S. MCKENNEY

LOAN AGREEMENT AMENDMENT AND CONSENT

[SIGNATURE PAGE]

IN WITNESS WHEREOF, this Agreement has been executed under seal by the parties hereto and delivered on the date and year first above written.

BANK:

BANK OF AMERICA, N.A.

By:      /s/ Mark Kemp               (SEAL)
Name: Mark Kemp
Title:   Sr Vice President

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